Exhibit 23





Squire & Company, PC
Certified Public Accountants
American Institute of Certified Public Accountants
Utah Association of Certified Public Accountants

Consent of Independent Certified Public Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated April 20, 2001, relating to the financial statements of Alpine Air Express, Inc., a Delaware Corporation, which appear in such Prospectus. We also consent to the reference to us under the heading Experts in such Prospectus.

Orem, Utah

April 20, 2001



Squire & Company, PC

1329 South 800 East
Orem, UT 84097
Telephone:  801-225-6900
Fax:  801-226-7739